As filed with the Securities and Exchange Commission on November 7, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4531180 (IRS Employer Identification No.)

12500 East Belford Avenue

Englewood, Colorado 80112

Telephone: (866) 405-5012

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

David Schlapbach

Executive Vice President, General Counsel and Secretary

THE WESTERN UNION COMPANY

12500 East Belford Avenue

Englewood, Colorado 80112

Telephone: (866) 405-5012

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Frederick C. Lowinger, Esq.

Paul L. Choi, Esq.

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Telephone: (312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock	18,000,000	$21.83	$392,940,000	$12,064

(1)

In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities to be offered or issued pursuant to The Western Union Company 2006 Long-Term Incentive Plan because of the provisions of such Plan relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)

In accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, calculated on the basis of the average of the reported high and low prices for the Common Stock on the New York Stock Exchange Composite Tape on November 1, 2007.

(3)

The registrant previously paid filing fees of $10,005 in connection with Registration Statement on Form S-1 (No. 333-137322) initially filed on September 14, 2006, relating to the registration of 17,069,580 shares of Common Stock that remain unsold under such Registration Statement as of the date hereof. Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant is offsetting $7,763 of such amount of previously paid filing fees against the total filing fee of $12,064 due in connection with the filing of this Registration Statement.

PROSPECTUS

THE WESTERN UNION COMPANY

The Western Union Company 2006 Long-Term Incentive Plan

Common Stock, Par Value $0.01 Per Share

The 18,000,000 shares of common stock covered by this prospectus may be acquired by participants in The Western Union Company 2006 Long-Term Incentive Plan, which we refer to as the 2006 LTIP, upon the exercise of certain options to purchase shares of our common stock issued pursuant to the 2006 LTIP. All option exercises are subject to the terms of the 2006 LTIP and the applicable option agreement. Any proceeds received by us from the exercise of the stock options covered by the 2006 LTIP will be used for general corporate purposes.

Our common stock is listed on the New York Stock Exchange under the symbol “WU.” On November 6, 2007, the closing sale price of our common stock as reported on the New York Stock Exchange was $22.28.

In reviewing this prospectus, you should carefully consider the risks under “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2007.

TABLE OF CONTENT S

SUMMARY

The following summary contains certain information from this prospectus relating to us and the securities offered hereby. It does not contain all the details concerning us or our common stock, including information that may be important to you. To understand our business and financial position, you should carefully review this entire prospectus, together with the information incorporated by reference into this prospectus.

The Western Union Company

The Western Union Company is a leader in global money transfer, providing people with fast, reliable and convenient ways to send money around the world, pay bills and purchase money orders. The Western Union® brand is globally recognized. Our services are available through a network of 320,000 agent locations in more than 200 countries and territories. Each location in our agent network is capable of providing one or more of our services. As of September 30, 2007, more than 85% of agent locations in the United States, Canada and Western Europe experienced money transfer activity in the last 12 months. In the developing regions of Asia and other areas where there are predominantly receive locations, more than 65% of locations experienced money transfer activity in the last 12 months. Our consumer-to-consumer money transfer service enables people to send money around the world in minutes. Our consumer-to-business service provides consumers with flexible and convenient options for making one-time or recurring payments.

In 2006, we generated $4.5 billion in total consolidated revenues and $914.0 million in consolidated net income. We handled 147 million consumer-to-consumer money transfers in 2006, an increase of 24% over 2005. Our 249 million consumer-to-business transactions in 2006 represented a 16% increase over 2005.

We believe that brand strength, size and reach of our global network, and convenience and reliability for our consumers have been keys to the growth of our business. As we continue to meet the needs of our consumers for fast, reliable and convenient money transfer services, we are also working to enhance our existing services and provide our consumers with access to an expanding portfolio of payment and other financial services.

History and Development

The Western Union Company has roots back to 1851. It first traded on the New York Stock Exchange in 1865. In 1884, Western Union was one of the original 11 companies included on the first Dow Jones average listing. We have a long history of providing innovative services, including creating the universal stock ticker and launching the first United States commercial communications satellite service. We introduced our consumer-to-consumer money transfer service in 1871. We began offering consumer-to-business payment services in 1989 when we introduced Western Union Quick Collect® providing consumers in the United States with the ability to conveniently pay bills in cash through our agent network.

Over the past decade, we have become a leader in the development of a formal global remittance market. Today, we offer money transfer and bill payment services under the Western Union®, Orlandi Valuta®, VigoSM and Pago FácilSM brands in over 200 countries and territories.

We completed our spin-off from First Data Corporation (“First Data”), our former parent company, on September 29, 2006.

The Western Union Company was incorporated in February 2006. Our principal executive offices are located at 12500 East Belford Avenue, Englewood, Colorado 80112. Our main telephone number is (866) 405-5012.

The Offering

Securities Offered	18,000,000 shares of common stock

Use of Proceeds	We intend to use any proceeds received by us from the exercise of the stock options covered by the 2006 LTIP for general corporate purposes.

Listing	Our common stock is listed on the New York Stock Exchange under the symbol “WU.”

FORWARD-LOOKING STATEMENTS

This prospectus and materials we have filed or will file with the Securities and Exchange Commission (the “SEC”) (as well as information included in our other written or oral statements) contain or will contain certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Forward-looking statements include all statements that do not solely relate to historical and current facts, and generally can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “could,” “would,” “likely,” “intend” or “continue.” You should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this prospectus, including those described under “Risk Factors.” The statements are only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:

•	changes in general economic conditions and economic conditions in the geographic regions and industries in which we operate;

•	the impact of our spin-off from First Data;

•	changes in immigration laws, patterns and other factors related to immigrants;

•	technological changes, particularly with respect to e-commerce;

•	our ability to attract and retain qualified key employees;

•	changes in foreign exchange rates, including the impact of foreign exchange spreads on money transfer transactions;

•	adverse movements and volatility in debt and equity capital markets;

•	changes in political conditions and related actions by the United States and abroad which may adversely affect our businesses and economic conditions as a whole;

•	continued growth in the money transfer market and other markets in which we operate at rates approximating recent levels;

•	implementation of agent contracts according to schedule;

•	our ability to maintain our agent network;

•	interruption of United States government relations with countries in which we have or are implementing material agent contracts;

•	deterioration in consumers’ confidence in our business, or in money transfer providers generally;

•	successfully managing credit and fraud risks from our agents and consumers;

•	liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments;

•	changes in domestic or foreign laws, rules and regulations as well as Internal Revenue Service or other governmental agencies’ interpretations thereof;

•	changes in accounting standards, rules and interpretations;

•

competing effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other nonbank money transfer services providers, including telecommunication providers, card associations and card-based payments providers;

•	our ability to grow our core businesses;

•	our ability to develop and introduce new products, services and enhancements, and gain market acceptance of such products;

•	our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential patent infringement and other intellectual property claims;

•	any material breach of security of or interruptions in any of our systems;

•	mergers, acquisitions and integration of acquired businesses and technologies into our company and the realization of anticipated synergies from these acquisitions;

•	decisions to downsize, sell or close units or otherwise change the business mix;

•	catastrophic events; and

•	management’s ability to manage these and other risks.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks and, as a result, the trading price of our common stock could decline.

USE OF PROCEEDS

Any proceeds received by us from the exercise of Western Union options covered by the 2006 LTIP will be used for general corporate purposes. These proceeds represent the exercise prices for the Western Union options.

PLAN OF DISTRIBUTION

In connection with our spin-off from First Data, current and former employees and directors of First Data who did not become employees or directors of Western Union immediately after the spin-off (or their respective transferees) had each of their existing First Data stock options replaced with (i) a First Data stock option with an adjusted exercise price and (ii) a substitute Western Union stock option, and we granted the Western Union stock options directly to those individuals. Upon exercise of a Western Union stock option by its holder, we will issue shares of our common stock to the holder in accordance with the terms and conditions of the 2006 LTIP. The registration statement of which this prospectus is a part covers only shares of our common stock that may be issued upon exercise of options granted to current and former employees and directors of certain First Data subsidiaries who did not become employees or directors of Western Union.

DETERMINATION OF OPTION EXERCISE PRICES

In connection with our spin-off from First Data, we entered into an employee matters agreement with First Data that provides, among other things, that outstanding options to purchase First Data common stock held by current and former employees and directors of First Data who did not become employees or directors of Western Union immediately after the spin-off (or their respective transferees) would be replaced with both an adjusted First Data option and a substitute Western Union option. This replacement was implemented in a manner such that immediately following the spin-off (i) the number of shares subject to the adjusted First Data option was equal to the number of shares subject to the option prior to the spin-off, (ii) the number of shares subject to the substitute Western Union stock option was equal to the number of shares of Western Union common stock that the option holder would have received in the spin-off had the First Data shares subject to the option represented outstanding shares of First Data common stock (i.e., a ratio of one share of Western Union common stock for each share of First Data common stock), and (iii) the per share option exercise price of the original First Data stock option was proportionally allocated between the two different stock options based upon the relative per share trading prices of First Data and Western Union stock immediately following the spin-off. Both options, when combined, preserved the intrinsic value of the original First Data option, and each preserved the ratio of the exercise price to the fair market value of the stock subject to the option. The substitute Western Union option takes into account all employment with First Data for purposes of determining when the option becomes exercisable and when it terminates. All other terms of the substitute option were the same as the current First Data option, except that references to “Board” and “Compensation Committee” mean the Western Union board of directors and compensation and benefits committee.

DESCRIPTION OF OUR CAPITAL STOCK

Introduction

The following is a summary of information concerning our capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our certificate of incorporation and our by-laws, and are entirely qualified by those documents, which you must read for complete information on the terms of our capital stock and which are included as exhibits to documents incorporated by reference herein.

Authorized Capital Stock

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 2007, there were 750,917,400 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share of common stock held on all matters voted on by our stockholders, including the election of directors, and except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock would be entitled to share ratably in all assets available for distribution to stockholders.

The holders of our common stock have no preemptive rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any outstanding preferred stock.

Our common stock is listed on the New York Stock Exchange under the symbol “WU.”

Wells Fargo Bank, National Association serves as the transfer agent and registrar for our common stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without the approval of our stockholders, to fix the designation, powers, preferences and rights of one or more series of preferred stock, which may be greater than those of our common stock.

We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise.

The issuance of shares of our preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to satisfy certain regulatory requirements or to discourage an unsolicited acquisition proposal. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

There are no shares of preferred stock issued and outstanding and we have no present plans to issue any shares of our preferred stock.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of The Western Union Company appearing in The Western Union Company’s Annual Report (Form 10-K) for the year ended December 31, 2006 (including schedules appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated interim financial information of The Western Union Company for the three-month periods ended March 31, 2007 and March 31, 2006, the three-month and six-month periods ended June 30, 2007 and June 30, 2006, and the three-month and nine-month periods ended September 30, 2007 and September 30, 2006 incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2007, August 6, 2007, and November 6, 2007, included in The Western Union Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, and incorporated by reference herein, state that they did not audit and they do not express opinions on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus constitutes a part, under the Securities Act with respect to the issuance of the securities contemplated by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our business and our common stock, please refer to the registration statement. While we have provided a summary of the material terms of certain agreements and other documents, the summary does not describe all of the details of the agreements and other documents. In each instance where a copy of an agreement or other document has been filed as an exhibit to the registration statement, please refer to the registration statement. Each statement in this prospectus regarding an agreement or other document is qualified in all respects by such exhibit.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we filed with the SEC (file number 1-32903) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the termination of the offering of the securities made by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

•	our Current Reports on Form 8-K filed with the SEC on February 7, 2007 and October 3, 2007; and

•

the description of our common stock contained in our registration statement on Form 10 filed with the SEC on June 8, 2006, as amended by Amendment No. 1 filed on July 25, 2006, Amendment No. 2 filed on August 28, 2006 and Amendment No. 3 filed on September 11, 2006, including any amendments or reports for the purpose of updating such description.

We make available free of charge most of our SEC filings through our Internet website (www.westernunion.com) as soon as reasonably practical after they are filed with the SEC. You may access these SEC filings on our website. You may also request a copy of our SEC filings at no cost, by writing or telephoning us at:

The Western Union Company

12500 East Belford Avenue

Englewood, Colorado 80112

Attention: Investor Relations

Telephone (866) 405-5012

Our SEC filings are also available at the SEC’s website at http:/ /www.sec.gov. Any information on our website or the SEC’s website (other than the documents listed above) is not a part of this prospectus. You may also read and copy any documents that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E.,

Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus. This prospectus is not, and it is not to be construed as, an inducement or encouragement to buy or sell any Western Union securities. We believe that the information presented herein is accurate as of the date hereof. Changes will occur after the date of this prospectus, and we will not update the information except to the extent required in the normal course of our public disclosure practice and as required pursuant to the federal securities laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the registrant in connection with the issuance of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$12,064(1)
Legal fees and expenses	5,000
Accounting fees and expenses	10,000
Miscellaneous	5,000

Total	$32,064

(1)	$ 7,763 previously paid.

Item 15. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The registrant’s certificate of incorporation provides that each person who was or is a director shall be indemnified to the fullest extent permitted by Delaware law and further provides that the registrant may, to the extent deemed appropriate by the registrant’s board of directors and as authorized under Delaware law, indemnify any officers, employees and agents of the registrant. The registrant’s by-laws provide that each person who is, or was, an officer or employee of the registrant, and each person who is, or was, serving at the registrant’s request as an officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified by the registrant, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The registrant’s certificate of incorporation provides that this right to indemnification will not be exclusive of any other right which any person may otherwise have or acquire. The registrant’s certificate of incorporation also permits the registrant to secure and maintain insurance on behalf of any director, officer, employee or agent of the registrant and each person who is, or was, serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity.

The registrant has obtained directors’ and officers’ liability insurance providing coverage to its directors and officers. In addition, the registrant has entered into indemnification agreements with each of the registrant’s outside directors that requires the registrant to indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the Delaware General Corporation Law in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

The separation and distribution agreement between the registrant and First Data Corporation (“First Data”) provides for indemnification by First Data of the registrant’s directors and officers and employees for certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, related to filings in connection with the spin-off of the registrant from First Data.

Item 16. Exhibits.

The following is a list of all the exhibits filed as part of this registration statement.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Western Union Company (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

3.2	Amended and Restated By-laws of The Western Union Company (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

5.1	Opinion of Sidley Austin LLP.

15	Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of

1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 7, 2007.

THE WESTERN UNION COMPANY (Registrant)

By:	/s/ Christina A. Gold
Christina A. Gold President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints David Schlapbach and Sarah Kilgore, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-3 (including all amendments, including post-effective amendments, thereto), and any registration statement filed pursuant to Rule 462(b) of the Securities Act in connection with the securities registered hereunder, together with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christina A. Gold Christina A. Gold	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2007

/s/ Scott T. Scheirman Scott T. Scheirman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 7, 2007

/s/ Amintore T.X. Schenkel Amintore T.X. Schenkel	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	November 7, 2007

/s/ Jack M. Greenberg Jack M. Greenberg	Non-Executive Chairman of the Board of Directors	November 7, 2007

Dinyar S. Devitre	Director

/s/ Betsy D. Holden Betsy D. Holden	Director	November 7, 2007

/s/ Alan J. Lacy Alan J. Lacy	Director	November 7, 2007

/s/ Linda Fayne Levinson Linda Fayne Levinson	Director	November 7, 2007

/s/ Roberto G. Mendoza Roberto G. Mendoza	Director	November 7, 2007

/s/ Michael A. Miles, Jr Michael A. Miles, Jr	Director	November 7, 2007

/s/ Dennis Stevenson Dennis Stevenson	Director	November 7, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Western Union Company (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

3.2	Amended and Restated By-laws of The Western Union Company (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (registration no. 333-137665) and incorporated herein by reference thereto).

5.1	Opinion of Sidley Austin LLP.

15	Letter from Ernst & Young LLP Regarding Unaudited Interim Financial Information

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Powers of Attorney (included on signature page).